Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

CKE RESTAURANTS, INC.

OFFER TO EXCHANGE

$600,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING

11.375% SENIOR SECURED SECOND LIEN NOTES DUE 2018

FOR

$600,000,000 AGGREGATE PRINCIPAL AMOUNT OF

11.375% SENIOR SECURED SECOND LIEN NOTES DUE 2018 THAT HAVE BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                    ], UNLESS EXTENDED (SUCH TIME AND DATE, OR THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER HAS BEEN EXTENDED, THE “EXPIRATION DATE”). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of CKE Restaurants, Inc., a Delaware corporation (the “Company”), made pursuant to the prospectus dated [                    ] (the “Prospectus”) and the enclosed Letter of Transmittal (the “Letter of Transmittal”), if certificates for Old Notes of the Company are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Such form may be delivered or transmitted to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal, or facsimile thereof, must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein shall have the respective meanings set forth in the Prospectus.

Delivery To: Wells Fargo Bank, National Association, as Exchange Agent

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:

WELLS FARGO BANK, NATIONAL ASSOCIATION Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480

WELLS FARGO BANK,

NATIONAL ASSOCIATION

Corporate Trust Operations

MAC N9303-121

Sixth & Marquette Avenue

Minneapolis, MN 55479

By Facsimile Transmission:

(for eligible Institutions Only)

(612) 667-6282

For Information or Confirmation by Telephone:

(800) 344-5128

WELLS FARGO BANK, NATIONAL ASSOCIATION 12th Floor-Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55479

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which the undersigned hereby acknowledges, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Aggregate Principal Amount of Old Notes Tendered (must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000)

Name(s) of Holders

Name of Eligible Guarantor Institution Guaranteeing Delivery Provide the following information for Old Notes certificates to be delivered to the Exchange Agent:

Name of Tendering Institution

DTC Account Number

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X                                          Date

X                                          Date

Signature(s) of Owner(s)

or Authorized Signatory

Area Code and Telephone Number

The Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes certificate(s), or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuers, submit proper evidence satisfactory to the Issuers of such person’s authority to so act. Please print name(s) and address(es).

Names

Capacity

Address(es)

GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above within three New York Stock Exchange trading days after the execution of this Notice of Guaranteed Delivery.

Name of Firm	Authorized Signature

Title

Address
Name (Please Type or Print)
Zip Code
Dated.

Area Code and Tel. No.

NOTE: DO NOT SEND THE PHYSICAL CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. SUCH PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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